UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 5, 2022

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On April 5, 2022, INDUS Realty Trust, Inc. (“INDUS” or the “Company”) issued a press release announcing the following updates on leasing, its acquisition and development pipeline and its dispositions.

Leasing Activity1

INDUS reported the following second generation leasing metrics for the three months ended March 31, 2022 (the “2022 first quarter”)2:

	Number of Leases	Square Feet	Weighted Avg. Lease Term in Years	Weighted Avg. Lease Costs PSF per Year[3]	Weighted Avg. Rent Growth[4]
					Straight-line Basis	Cash Basis
New Leases	1	10,000	5.0	$0.49	46.3%	28.6%
Renewals	1	38,846	2.1	$0.13	12.6%	12.1%
Total / Avg.	2	48,846	2.7	$0.62	18.5%	15.0%

In addition to the above leases signed during the period, INDUS also executed a first generation lease with the existing tenant to expand into the balance of the Charleston, South Carolina property acquired in November 2021. This lease totaled approximately 84,000 square feet and is expected to commence in June 2022.

As of March 31, 2022, INDUS’ 36 buildings aggregated approximately 5.4 million square feet. INDUS’ portfolio percentage leased and percentage leased of stabilized5 properties were as follows:

	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021
Percentage Leased	100.0%	98.4%	95.4%	95.3%
Percentage Leased – Stabilized Properties	100.0%	100.0%	99.4%	99.4%

Acquisition Pipeline

During the 2022 first quarter, INDUS completed the acquisition of a recently constructed, 217,000 square foot building in the Charlotte, North Carolina market (“782 Paragon Way”). 782 Paragon Way is fully leased on a short-term basis through July 2022 with in-place rents that we believe are below current market rates. The Company expects that 782 Paragon Way will be re-leased to stabilize at an approximate 4.7% cash capitalization rate. The Company used cash on hand to pay the $23.6 million purchase price, before transaction costs.

Also during the 2022 first quarter, the Company announced that it entered into a purchase agreement to acquire a to-be-constructed, approximately 280,000 square foot building in the Greenville/Spartanburg, South Carolina market (the “Greenville/Spartanburg Acquisition”), which is being developed on speculation by the seller. The Greenville/Spartanburg Acquisition is expected to be delivered upon completion in the 2023 first quarter and would be the Company’s first entry into this market.

The following is a summary of INDUS’ acquisition pipeline as of March 31, 2022:

Acquisition	Market	Building Size (SF)	Type	Purchase Price (in millions)	Expected Closing
Acquisitions Under Contract
Nashville Acquisition (two buildings)	Nashville, TN	184,000	Forward (42.9% pre-leased)	$31.5	Q2 2022
Charleston Forward Acquisition (one building)	Charleston, SC	263,000	Forward	$28.0	Q4 2022
Greenville-Spartanburg Acquisition (one building)	Greenville-Spartanburg, SC	280,000	Forward	$28.5	Q1 2023
Charlotte Forward Acquisition (one building)	Charlotte, NC	231,000	Forward	$21.2	Q2 2023
Subtotal – Acquisitions Under Contract	958,000			$109.2

The acquisitions in INDUS’ pipeline are each subject to certain remaining contingencies. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

Development Pipeline

The following is a summary of INDUS’ development pipeline as of March 31, 2022:

Name	Market	Building Size (SF)	Type	Expected Delivery
Owned Land
Chapmans Road (one building)	Lehigh Valley, PA	103,000	66% Pre-leased	Q2 2022
110 Tradeport Drive (one building)	Hartford, CT	234,000	67% Pre-leased	Q3 2022
Landstar Logistics (two buildings)	Orlando, FL	195,000	Speculative	Q3 2022
American Parkway (one building)	Lehigh Valley, PA	206,000	Speculative	Q2 2023

Land Under Purchase & Sale Agreement
Lehigh Valley Land parcel (one building)	Lehigh Valley, PA	90,000	Speculative	Q3 2023
Total Development Pipeline		828,000

INDUS expects that the total development and stabilization costs of developments in its pipeline will total approximately $96.0 million (including all amounts previously spent). The Company estimates that the underwritten weighted average stabilized Cash NOI yield on its development pipeline is between 6.0% - 6.5%.6Actual initial full year stabilized Cash NOI yields may vary from INDUS’ estimated underwritten stabilized Cash NOI yield range based on the actual total cost to complete a project or acquire a property and its actual initial full year stabilized Cash NOI.

Closing on the purchase of the Lehigh Valley Land parcel and the completion and stabilization of the projects in the development pipeline are each subject to a number of contingencies. There can be no guarantee that these transactions and developments will be completed under their current terms, anticipated timelines, at the Company’s estimated underwritten yields, or at all.

Disposition Pipeline

During the 2022 first quarter, INDUS commenced the sale process to fully exit its legacy investment in its remaining office/flex properties (“Office/Flex Portfolio”).  The Office/Flex Portfolio is comprised of seven buildings totaling approximately 175,000 square feet located in Windsor and Bloomfield, Connecticut.  Additionally, INDUS intends to sell an approximate 18,000 square foot storage building that is located within the same business park.  Following the sale of the Office/Flex Portfolio, INDUS is expected to be a pure-play industrial/logistics REIT.

A copy of the Company’s April 5, 2022 press release is attached hereto as Exhibit 99.1.  The press release attached as Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act.

1. Leasing metrics exclude new and renewal leases which have an initial term of twelve months or less, as well as leases for first generation space on properties acquired or developed by INDUS. Leasing metrics also exclude leases tied to properties undergoing redevelopment or repositioning. During the 2022 first quarter, INDUS commenced the repositioning of 52,000 square feet in Connecticut from principally office use to an industrial/logistics use. During the 2022 first quarter, the Company entered into a 7-year lease with a new industrial/logistics tenant to occupy that space upon the completion of its repositioning.  The existing tenant in that space will pay an early termination fee of approximately $7.40 per square foot upon completion of the work related to the repositioning.

2. Portfolio information and statistics are comprised solely of the Company’s industrial/logistics buildings and excludes the Company’s office/flex portfolio and other properties held for sale.

3. Lease cost per square foot per year reflects total lease costs (tenant improvements, leasing commissions and legal costs) per square foot per year of the lease term.

4. Weighted average rent growth reflects the percentage change of annualized rental rates between the previous leases and the current leases. The rental rate change on a straight-line basis represents average annual base rental payments on a straight-line basis for the term of each lease including free rent periods. Cash basis rent growth represents the change in starting rental rates per the lease agreement on new and renewed leases signed during the period, as compared to the previous ending rental rates for that same space. The cash rent growth calculation excludes free rent periods.

5. Stabilized properties reflect buildings that have reached 90% leased or have been in service for at least one year since development completion or acquisition date, whichever is earlier.

6. As a part of INDUS’ standard development and acquisition underwriting process, INDUS analyzes the targeted initial full year stabilized Cash NOI yield for each development project and acquisition target and establishes a range of initial full year stabilized Cash NOI yields, which it refers to as “underwritten stabilized Cash NOI yields.” Underwritten stabilized Cash NOI yields are calculated as a development project’s or acquisition’s initial full year stabilized Cash NOI as a percentage of its estimated total investment, including costs to stabilize the buildings to 95% occupancy (other than in connection with build-to-suit development projects and single tenant properties). INDUS calculates initial full year stabilized Cash NOI for a development project or acquisition by subtracting its estimate of the development project’s or acquisition’s initial full year stabilized operating expenses, real estate taxes and non-cash rental revenue, including straight-line rents (before interest, income taxes, if any, and depreciation and amortization), from its estimate of its initial full year stabilized rental revenue.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’ beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the completion of acquisitions under agreements, pre-leasing agreements, construction and development plans and timelines, expected total development and stabilization costs of developments in INDUS’ pipeline, the estimated underwritten stabilized Cash NOI yield of the Company’s development pipeline, the Company’s intention to exit its office/flex portfolio, and expected capital availability and liquidity. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS, and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’ Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 11, 2022, as updated by other filings with the Securities and Exchange Commission. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

Item 9.01	Financial Statements and Exhibits.

99.1	The Company’s Press Release dated April 5, 2022 (attached hereto)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

	By:	/s/ Jon W. Clark
Jon W. Clark
Date: April 5, 2022		Executive Vice President, Chief Financial Officer